EXHIBIT 99.1

Edgewater Reports First Quarter 2013 Results

WAKEFIELD, Mass., May 1, 2013 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW), a leading consulting firm that brings a blend of classic consulting and product-based consulting services to its clients, reported financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Highlights

  Repurchased 164,000 shares of common stock at an aggregate purchase price of $661,000, or $4.03 per share; and
  Acquired a Microsoft Dynamics-based Trade Promotion Management software asset and intellectual property.

First Quarter 2013 Financial Results

  Total revenue was $23.5 million compared to $25.3 million in the first quarter of 2012;
  Service revenue was $19.7 million compared to $21.8 million in the first quarter of 2012;
  Gross profit was $7.1 million, or 30.4% of total revenue, compared to $8.6 million, or 33.9% of total revenue, in the first quarter of 2012;
  Gross profit margin related to service revenue was 32.4% compared to 37.4% in the first quarter of 2012;
  Utilization was 69.0% compared to 75.4% in the first quarter of 2012;
  Net loss was $(889,000), or $(0.08) per diluted share, compared to net income of $175,000, or $0.02 per diluted share, in the first quarter of 2012;
  Adjusted EBITDA (a non-GAAP measure) was $198,000, or 0.8% of total revenue and $0.02 per diluted share (see "Non-GAAP Financial Measures" below for further discussion of this non-GAAP term), compared to adjusted EBITDA of $990,000, or 3.9% of total revenue and $0.09 per diluted share, in the first quarter of 2012; and
  Cash flow used in operating activities was $(2.2) million compared to cash flow used in operating activities of $(1.1) million during the first quarter of 2012.

Management Commentary

"First quarter 2013 service revenue was essentially flat, finishing up 1% sequentially. The softness in signings we experienced in the second half of 2012 did not provide the backlog necessary to lift first quarter service revenue," commented Shirley Singleton, Edgewater's chairman, president and CEO. "As mentioned in our last earnings call, we did see a flurry of signings, particularly in our classic consulting and enterprise performance management (EPM) offerings, in the second half of the first quarter. In fact, we secured engagements with 21 new customers during the quarter, primarily within business and technical advisory, as well as some solid EPM projects.

"Sales activity is up in all three major offerings. However, when long-term capital investment commitments are required, the pipeline is slow to convert to signed contracts. The push to grow our business consulting and technical advisory services into the upper middle-market is closing in on this 'failure to launch' paralysis by providing critical decision-making assistance to C-level executives.

"We believe there is a fundamental shift in the consulting services marketplace. Typically, people costs are now the largest cost component of an IT project. However, it appears that customers are looking for companies that can simultaneously deliver integrated product- and knowledge-based solutions by bringing not only talented people, but targeted intellectual property that can serve as an accelerator to the project.

"As we move through 2013, we plan to continue investing in IP that enables us to capitalize on this shift. We believe that vertically focused IP, in combination with a deep understanding of product-based consulting services, will reinforce our brand and expand our channel influence.

"Highlighting this point, during the first quarter we acquired a Trade Promotions Management software solution from a software development company. We believe this software will augment our recently developed customer relationship management add-on module that provides enhanced channel management for the chemical, life sciences, pharmaceutical, food and consumer product goods manufacturing industries.

Ms. Singleton concluded: "Looking ahead, with sales activity increasing in all three major offerings, we believe that service revenue in the second quarter of 2013 will be up from the first quarter of 2013."

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, May 1, 2013) at 10:00 a.m. Eastern time to discuss its first quarter 2013 results.

Date: Wednesday, May 1, 2013
Time: 10:00 a.m. Eastern Time
Dial-in number: 1-877-713-9347
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com/ or by dialing 1-855-859-2056 (Conference ID#: 29452479) after 1:00 p.m. Eastern time through Wednesday, May 15, 2013.

About Edgewater

Edgewater Technology, Inc. (Nasdaq:EDGW) is a strategic consulting firm delivering a blend of classic consulting and product-based consulting services. Edgewater addresses the market both vertically by industry and horizontally by product and technology specialty, providing its client base with a wide range of business and technology solutions. As one of the largest IT consulting firms based in New England, the Company works with clients to reduce costs, improve processes and increase revenue through the judicious use of technology. Edgewater's brand names include Edgewater Technology, Edgewater Consulting, Edgewater Ranzal and Edgewater Fullscope. To learn more, please visit www.edgewater.com.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected second quarter 2013 service revenue, a fundamental shift in the consulting services marketplace, intellectual property investments in 2013 and customer hesitancy to launch new projects where long-term capital commitments are required. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (11) the failure of the marketplace to embrace classic consulting and product-based services; and/or (12) failure to make a successful claim against the Fullscope escrow account. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under "Part I - Item IA Risk Factors" in our 2012 Annual Report on Form 10-K filed with the SEC on March 8, 2013. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$ 13,527	$ 16,651
Accounts receivable, net	18,326	18,281
Prepaid expenses and other current assets	1,644	1,418
Total current assets	33,497	36,350
Property and equipment, net	1,899	1,949
Goodwill and intangible assets, net	13,360	13,243
Other assets	247	247
Total Assets	$ 49,003	$ 51,789

Liabilities and Stockholders' Equity
Accounts payable	$ 663	$ 593
Accrued liabilities	12,775	14,280
Deferred revenue	2,682	2,969
Total current liabilities	16,120	17,842
Other long-term liabilities	1,122	1,272
Total liabilities	17,242	19,114
Stockholders' Equity	31,761	32,675
Total Liabilities and Stockholders' Equity	$ 49,003	$ 51,789

Shares Outstanding	10,887	10,897

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenue:
Service revenue	$ 19,696	$ 21,796
Software	1,977	1,384
Reimbursable expenses	1,803	2,101
Total revenue	23,476	25,281

Cost of revenue:
Project and personnel costs	13,310	13,654
Software costs	1,223	961
Reimbursable expenses	1,803	2,101
Total cost of revenue	16,336	16,716
Gross profit	7,140	8,565

Selling, general and administrative	7,497	7,941
Embezzlement costs	34	3
Changes in fair value of contingent consideration	--	7
Depreciation and amortization	315	442
Operating (loss) income	(706)	172

Other expense (income), net	104	(91)
(Loss) Income before income taxes	(810)	263

Tax provision	79	88
Net (loss) income	$ (889)	$ 175

BASIC (LOSS) EARNINGS PER SHARE:
Basic (loss) earnings per share	$ (0.08)	$ 0.02
Weighted average shares outstanding – Basic	10,878	11,363

DILUTED (LOSS) EARNINGS PER SHARE:
Diluted (loss) earnings per share	$ (0.08)	$ 0.02
Weighted average shares outstanding – Diluted	10,878	11,607

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash flow provided by (used in):
Operating activities	$ (2,200)	$ (1,145)
Investing activities	(397)	(233)
Financing activities	(518)	(174)
Effect of exchange rates on cash	(9)	10
Net decrease in cash and cash equivalents	$ (3,124)	$ (1,542)

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation – Stock Compensation." We exclude this non-cash expense as we do not believe it is reflective of business performance.  The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense.  The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs. During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue. Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses as we believe excluding these costs from our non-GAAP financial measures is useful to investors because these expenses are not directly associated with the Company's operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011, we recorded a non-cash charge of $2.2 million in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Interest and other (income) expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations and (gains) and losses on foreign currency transactions. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended March 31,
	2013	2012

Reported GAAP net (loss) income	$ (889)	$ 175
Add: Income tax provision	79	88
Add: Depreciation and amortization	378	460
Add: Stock-based compensation expense	492	348
Add: Adjustments to contingent consideration earned, at fair value	--	7
Add: Fullscope embezzlement costs	34	3
Less: Other expense (income), net	104	(91)
Adjusted EBITDA[1]	$ 198	$ 990
Adjusted EBITDA per diluted share[1]	$ 0.02	$ 0.09
Diluted shares outstanding	11,469	11,607

Adjusted EBITDA as a % of total revenue[1]	0.8%	3.9%
Total revenue	$ 23,476	$ 25,281

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest and other (income) expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

CONTACT: Company Contact:
         Timothy R. Oakes
         Chief Financial Officer
         1-781-246-3343

         Investor Relations:
         Liolios Group, Inc.
         Cody Slach
         1-949-574-3860
         EDGW@liolios.com